Exhibit 99.1	Cincinnati Bell Inc.

Cincinnati Bell to Explore Alternatives
for Data Center Business

Cincinnati Bell Inc. (NYSE:CBB) today announced that its board of directors has authorized the company's management to pursue the evaluation of structural, capital and financial alternatives for its growing Data Center business. The company will consider options that may include, among others, operating the Data Center business under the current structure with no changes, a partial separation through a sale, initial public offering, or other transaction, or, depending on the value to shareholders, a full separation. The evaluation of these alternatives will include an assessment of the structure that will optimize shareholder value while ultimately leaving Cincinnati Bell with an appropriate level of debt for its Communications business. This evaluation is expected to take 6 to 12 months.

“We expect our Data Center business to continue its significant growth, and the decision to consider structural, capital and financial alternatives demonstrates our commitment to maximizing this growth and maximizing value for our shareholders,” said Jack Cassidy, president and chief executive officer. “Our ultimate decision should highlight the value, strong performance, and growth prospects of our businesses while also focusing on opportunities to strengthen the balance sheet of Cincinnati Bell. While this process is underway, we will continue to execute on our existing strategies.”

The company's Data Center business, operating under the name CyrusOne, was split into a separate legal entity in 2010 and has a distinct management team. CyrusOne specializes in enterprise data center colocation, offering the highest power redundancy (2N architecture) and power-density infrastructure. Headquartered in Houston, Texas, and with 23 facilities across the United States, London and Singapore, CyrusOne has a reputation for providing excellent customer service. The company's customers include 16 of the top global 100 companies and four of the top 10. CyrusOne is focused on becoming the preferred global data center provider to the Fortune 1000. In 2011, CyrusOne generated revenues of approximately $185 million.

The remainder of Cincinnati Bell is composed of its Communications business, which includes the Wireline, Wireless, and IT Services and Hardware segments and provides integrated communications solutions such as local and long distance voice, data, high-speed internet, entertainment and wireless services, that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. The IT Services and Hardware segment also sells IT equipment to enterprise customers and offers complex information technology solutions like managed services and technology staffing. In 2011, the Communications business generated revenues of approximately $1.3 billion.

Over the upcoming months, Cincinnati Bell's management and board of directors, together with its financial and legal advisers, will explore structural, capital and financial alternatives for its Data Center business. Management and the board of directors expect that the evaluation process could be completed within approximately 6 to 12 months, at which time the company will provide further information as to the results of this evaluation and the timing of any potential transaction. However, the company does not intend to disclose the progress of its review process until such time that the evaluation is complete, the board of directors approves or completes a transaction, or the company otherwise determines that further disclosure is appropriate. While the company will be evaluating various alternatives, there can be no assurance that any transaction regarding CyrusOne will be pursued or completed.

Conference Call/Webcast
Cincinnati Bell will be discussing this announcement during its previously scheduled fourth quarter and full year 2011 earnings conference call today at 5:00 p.m. (ET). A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com.

Exhibit 99.1	Cincinnati Bell Inc.

Safe Harbor Note
This release contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed internet, entertainment and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to its enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas, London and Singapore. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing. For more information, visit www.cincinnatibell.com.